UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2018

Date of Report

(Date of earliest event reported)

FUTURE HEALTHCARE OF AMERICA

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5001 Baum Blvd., Suite 770

Pittsburgh, PA  15213

(Address of principal executive offices)

(561) 693-1422

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2018, Future Healthcare of America, a Wyoming corporation (the “Company”), filed its Second Amended and Restated Articles of Incorporation (the “Second Amended Articles”) with the Wyoming Secretary of State.  The Second Amended Articles amended the rights and preferences of the Company’s Series A Convertible Preferred Stock (the “Series A Stock”) as follows:

(i)  Of the 2,469.131 authorized shares of Series A Stock, a total of 757.575 shares shall be convertible at any time after their original issue date at the option of the holder thereof. A total of 1711.556 such shares shall be convertible at any time upon the Company amending its Second Amended Articles to adjust the number of authorized shares of common stock to permit the Company to issue a sufficient number of common shares in conversion of such 1711.556 shares of Series A Stock.

(ii) From the original issue date of the Series A Stock, the Company shall reserve underlying shares of common stock issuable upon conversion of 757.575 shares of Series A Stock.  From and after the date of the amendment to the Second Amended Articles to adjust the number of authorized shares of common stock to permit the Company to issue a sufficient number of common shares in conversion of the remaining 1,711.556 shares of Series A Stock, the Company shall reserve underlying common shares issuable upon conversion of such 1,711.556 shares of Series A Stock.

A copy of the Second Amended Articles is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The foregoing description of such document does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

3.1

Second Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE HEALTHCARE OF AMERICA,

a Wyoming corporation

Dated:  October 23, 2018

By /s/ Christopher J. Spencer

Christopher J. Spencer, President